                                                                     Exhibit 3.4

                                  AMENDMENT TO
             SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION,
                              AS AMENDED TO DATE,
                                       OF
                             MEDI-JECT CORPORATION



 1. The name of this corporation is Medi-Ject Corporation, a Minnesota corporation.

 2. The following amendment to the Second Amended and Restated Articles of Incorporation, as amended to date, of Medi-Ject Corporation was adopted by the Board of Directors of Medi-Ject Corporation by written action dated January 15, 1999, pursuant to Section 302A.402, Subdivision 3 of the Minnesota Business Corporation Act:

     FURTHER RESOLVED, that the Company's Second Amended and Restated Articles of Incorporation, as amended to date, is hereby amended as follows:

     The first sentence of Article III is hereby amended to read as follows:

        "The total number of shares of capital stock which the corporation is authorized to issue shall be 4,400,000 shares, consisting of 3,400,000 shares of common stock, par value $.01 per share ("Common Stock"), and 1,000,000 shares of preferred stock, par value $.01 per share ("Preferred Stock")."

 3. The amendment will not adversely affect the rights or preferences of the holders of outstanding shares of any class or series and will not result in the percentage of authorized shares that remain unissued after such amendment exceeding the percentage of authorized shares that were issued before such amendment.

 4. The document attached hereto as Exhibit A sets forth the resolutions duly approved by a majority of the members of the Board of Directors of Medi-Ject Corporation by written action dated January 15, 1999, which resolutions state the manner in which the Company's share combination will be effected.

 5. The amendment has been adopted pursuant to Chapter 302A of the Minnesota Business Corporation Act.

     IN WITNESS WHEREOF, the undersigned, the Secretary of Medi-Ject Corporation, being duly authorized on behalf of Medi-Ject Corporation, has executed this document on this 280h day of January, 1999.


                                              /s/ Mark S. Derus
                                              --------------------------------
                                              Mark S. Derus, Secretary

                             MEDI-JECT CORPORATION


                             Officer's Certificate
                             ---------------------



          The undersigned, Mark S. Derus, hereby certifies that he is the duly elected, qualified and acting Executive Vice President, Finance; Chief Financial Officer; and Secretary of Medi-Ject Corporation, a Minnesota corporation (the "Company"), and does further certify that:



 1. Attached hereto as Exhibit A is a true, complete and correct copy of the resolutions duly adopted by the Board of Directors of the Company by written action dated January 15, 1999; such resolutions are the only resolutions adopted by the Board of Directors of the Company or any committee thereof relating to the matters contemplated therein; and such resolutions have not been amended, modified or rescinded and remain in full force and effect on the date hereof.



IN WITNESS WHEREOF, I have executed this Officer's Certificate this 28th day of January, 1999.


                              /s/ Mark S. Derus
                              ------------------------------------
                              Mark S. Derus
                              Executive Vice President, Finance
                              Chief Financial Officer and Secretary

Exhibit A



                          EXCERPT FROM WRITTEN ACTION
                                       OF
                             THE BOARD OF DIRECTORS
                                       OF
                             MEDI-JECT CORPORATION


                             DATED JANUARY 15,1999




          NOW THEREFORE, BE IT RESOLVED, that the officers of the Company are, and each of them is, hereby authorized and directed, for and on behalf of the Company, to effectuate a one-for-five reverse stock split of the Common Stock (the "Reverse Split").

          FURTHER RESOLVED, that January 28, 1999, shall be the record date for the Reverse Split (the "Record Date").

          FURTHER RESOLVED, that (i) effective upon the Record Date, each five shares of Common Stock issued and outstanding immediately prior to the Record Date shall thereby and thereupon combine into one share of Common Stock, such combination to occur without any further action by the holders thereof, provided, however, that no fractional shares of Common Stock shall be issued as a result of the Reverse Split, but in lieu thereof, each shareholder entitled to receive a fractional share will be paid an amount in cash (without interest) equal to the closing price of the Common Stock as reported on the Nasdaq National Market on the Record Date; and (ii) stock certificates representing shares of Common Stock issued and outstanding immediately prior to the Record Date shall thereafter, automatically and without the necessity of presenting the same for exchange, represent the number of shares (rounded down to the nearest whole share) obtained by dividing the number of shares of Common Stock represented by such certificates prior to the Record Date by five.

          FURTHER RESOLVED, that the Company's Second Amended and Restated Articles of Incorporation, as amended to date, is hereby amended as follows:



                                       I.



          The first sentence of Article III is hereby amended to read as follows:

          "The total number of shares of capital stock which the corporation is authorized to issue shall be 4,400,000 shares, consisting of 3,400,000 shares of common stock, par value $.01 per share ("Common Stock"), and 1,000,000 shares of preferred stock, par value $.01 per share ("Preferred Stock")."

          FURTHER RESOLVED, that the officers of the Company are hereby authorized and directed to execute and file Articles of Amendment to the Second Amended and Restated Articles of Incorporation, as amended to date, of the Company with the Secretary of State of Minnesota reflecting the changes as stated herein.



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

          FURTHER RESOLVED, that appropriate adjustments and reservations of shares be made to the Company's 1993 Stock Option Plan, as amended, the Company's 1996 Stock Option Plan, as amended, and the Company's 1998 Stock Option Plan for Non-Employee Directors (collectively, the "Plans") (i) to decrease the number of shares purchasable under each option granted under the Plans and outstanding on the date on which the Reverse Split is effected, (ii) to decrease the number of shares reserved for issuance under the Plans and (iii) to increase the exercise price per share of each such option.

          FURTHER RESOLVED, that, in light of the Reverse Split, appropriate adjustments and reservations be made to options or other rights to purchase the Common Stock that are outstanding on the date on which the Reverse Split is effected (other than those issued under the Plans) (i) to decrease the number of shares purchasable under such options or other rights, (ii) to decrease the number of shares reserved for issuance upon the exercise of such options or other rights and (iii) to increase the exercise price per share of each such options or other rights.

          FURTHER RESOLVED, that the officers of the Company are, and each of them hereby is, authorized and directed to take any action necessary or appropriate to establish procedures for the issuance of replacement share certificates from the authorized and unissued shares of the Company in order to effect the Reverse Split, and each of the shares represented by such certificates shall be validly issued, fully paid and non-assessable; provide , however, that until such time as a holder of a share certificate shall surrender his or her certificate pursuant to such procedures, such outstanding certificates shall be deemed to represent the number of whole shares of Common Stock to which such holder shall be entitled upon the surrender thereof.

          FURTHER RESOLVED, that, for the purpose of the issuance of replacement certificates as a result of the Reverse Split, Norwest Bank, Minnesota, National Association, as transfer agent and registrar (the "Transfer Agent"), is hereby authorized to record in its transfer records and to countersign as Transfer Agent and Registrar replacement certificates for shares of Common Stock resulting from the Reverse Split; and that the officers of the Company are, and each of them hereby is, authorized to execute and deliver such instructions as may be necessary or appropriate in connection with the issuance of replacement shares in connection with the Reverse Split.

          FURTHER RESOLVED, that all actions taken by the officers of the Company, or any of them, prior to the date hereof in order to accomplish the intent and purposes of the foregoing resolutions are hereby ratified, approved and confirmed.

          FURTHER RESOLVED, that the officers of the Company are, and each of them hereby is, authorized and directed to take any action necessary or appropriate to effect the Reverse Split, including the giving of any notices and preparing and filing Articles of Amendment with the Minnesota Secretary of State, Listing of Additional Shares form and such other forms necessary to transfer the listing of the Common Stock from the Nasdaq National Market to the Nasdaq SmallCap Market, and to execute any documents and take any other actions necessary or advisable to carry out the intent of the foregoing resolutions.



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